UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

February 16, 2005

ASCENDANT SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16250 Dallas Parkway, Suite 102, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 31, 2004, Ascendant Solutions, Inc. (the “Company” or the “Registrant”) acquired certain indirect interests in various partnerships (the “Partnerships”) that own properties (“Properties”) in the 150-acre Frisco Square mixed-use real estate development in Frisco, Texas, pursuant to that certain Master Agreement Regarding Frisco Square Partnerships, dated December 31, 2004 (the “Master Agreement”), all as described in the Company’s Current Report on Form 8-K filed January 7, 2005.

As described in the Company’s Current Report on Form 8-K filed January 13, 2005, the Company entered into an oral agreement with Fairways Equities, LLC, a Texas limited liability company (“FEL”), to co-invest with the Company in the Partnerships. FEL has 4 members who each own 25% of its membership interests, James C. Leslie, a director, officer and principal shareholder of the Company, Cathy Sweeney, Brant Bryan and David Stringfield, who are each shareholders of the Company as well as employees of CRESA Capital Markets Group, LP, a subsidiary of the Company.

Since the date of that filing, the 4 members of FEL and the Company have made additional contributions to the Partnerships of $346,000 through Fairways Frisco L.P., a Texas limited partnership (“Fairways Frisco”). As of February 21, 2005, the Company has made aggregate capital contributions of $528,000 to Fairways Frisco and the 4 members of FEL have made aggregate capital contributions of $1,111,000. In addition, Fairways Frisco has received commitments to fund an additional $2,075,000 in capital contributions, of which $1,088,000 has been received in cash as of February 21, 2005. CLB Partners, Ltd., a Texas limited partnership (“CLB”), has committed to fund $500,000 and the remaining $1,575,000 is from unaffiliated third party accredited investors. FEL is currently in discussions with other prospective investors with respect to contributions to Fairways Frisco. As of February 21, 2005, Fairways Frisco has received aggregate commitments for $3,350,000 of capital contributions, of which $2,726,000 has been received in cash.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On February 16, 2005, Mr. Richard L. Bloch resigned from the Board of Directors of Ascendant Solutions, Inc. (the “Company” or the “Registrant”) effective as of such date. Mr. Bloch’s resignation was not based upon any type of disagreement with the Company.

(d) On February 23, 2005, Will Cureton was elected to the Company’s Board of Directors to fill the vacant Class B director position, to serve in that capacity until the 2007 Annual Meeting of Stockholders. Mr. Cureton is a member and manager of CLB Holdings, LLC, a Texas limited liability company, which is the general partner of CLB Partners, Ltd., a Texas limited partnership (“CLB”), which is engaged in real estate development and which he co-founded in October 1997 with Mr. Bloch Mr. Cureton is also a limited partner of CLB. Prior to co-founding CLB, Mr. Cureton was Chief Operating Officer of Columbus Realty Trust, a real estate investment trust, from 1993 to 1997. In 1987 Mr. Cureton co-founded Texana, a commercial real estate investment and property management company, and served as its President and Chief Executive Officer until 1993. From 1981 to 1987, Mr. Cureton served as an executive officer with The DicoGroup, Inc., a Dallas based real estate investment company. Mr. Cureton started his career with Coopers & Lybrand, where he worked from 1974 to 1981. Mr. Cureton received a Bachelor of Business Administration degree in accounting from East Texas State University (now known as Texas A&M University - Commerce).

The Company also expects that Mr. Cureton will be elected to serve as a member of its Audit and Compensation Committees.

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Mr. Cureton is the beneficial owner of 3,500,000 shares of the Company’s common stock through his involvement in CLB. As further described in Item 1.01 above, CLB has committed to purchase a limited partnership interest in Fairways Frisco by making a capital contribution of $500,000 on terms no less favorable in any material respect to Mr. Cureton than could be obtained in a comparable arm’s-length transaction with a person that is not an affiliate of the Company.

Item 9.01  Financial Statements and Exhibits.

None

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENDANT SOLUTIONS, INC.

Dated: February 23, 2005	By:	/s/ DAVID E. BOWE
David E. Bowe
Chief Executive Officer and President

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